UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 2, 2017

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On June 2, 2017, the stockholders of Dynavax Technologies Corporation (the "Company") approved an amendment to the Company's 2011 Equity Incentive Plan (the “Plan”), which, among other things, increases the aggregate number of shares of common stock authorized for issuance under the Plan by 1,600,000.  A summary of the Plan is set forth in the Company’s definitive proxy statement (“Proxy Statement”) on Schedule 14A, filed with the Securities and Exchange Commission on April 21, 2017.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 2, 2017, the stockholders of the Company approved an amendment to the Company's Sixth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock, par value $0.001 from 69,500,000 shares to 139,000,000 shares. The increase in authorized shares was effected pursuant to a Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation (the "Certificate of Amendment"), filed with the Secretary of State of the State of Delaware on June 2, 2017. A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 5.07.   Submission of Matters to a Vote of Security Holders

On June 2, 2017, the Company held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”), at the Company's executive office in Berkeley, California.  A total of 46,255,134 shares of the Company's common stock were entitled to vote as of April 6, 2017, the record date for the Annual Meeting.  There were 35,320,421 shares present in person or by proxy at the Annual Meeting, at which the stockholders were asked to vote on six (6) proposals.  Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.  The proposals are described in detail in the Company’s Proxy Statement.

Proposal 1. Election of Directors

The stockholders elected Daniel L. Kisner, M.D., Natale (“Nat”) Ricciardi and Stanley A. Plotkin, M.D. as Class II Directors of the Company to hold office until the 2020 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.  The voting for each director was as follows:

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Daniel L. Kisner, M.D.	18,726,107	2,273,971	14,320,343
Natale (“Nat”) Ricciardi	20,472,917	527,161	14,320,343
Stanley A. Plotkin, M.D.	11,815,736	9,184,342	14,320,343

Proposal 2. Amend and Restate the Dynavax Technologies Corporation 2011 Equity Incentive Plan

The stockholders approved to amend and restate the Dynavax Technologies Corporation 2011 Equity Incentive Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,600,000.  The votes were as follows:

For	Against	Abstain	Broker Non-Votes
17,499,170	3,394,601	106,307	14,320,343

Proposal 3. Amend the Company's Sixth Amended and Restated Certificate of Incorporation

The stockholders approved to amend the Company's Sixth Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 69,500,000 to 139,000,000. The votes were as follows:

For	Against	Abstain
29,325,262	5,055,309	939,850

Proposal 4. Advisory Vote on Executive Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement.  The votes were as follows:

For	Against	Abstain	Broker Non-Votes
18,252,030	2,590,758	157,290	14,320,343

Proposal 5. Advisory Vote on the Frequency of Solicitation of Advisory Stockholder Approval of Executive Compensation

The stockholders approved, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers to occur once every one year as recommended by the Board of Directors.  The votes were as follows:

Every three years	Every two years	Every year	Abstain
1,802,232	86,477	18,971,572	139,797

Based on the Board’s recommendation in the Proxy Statement, the voting results on this matter and the Board’s consideration of the appropriate voting frequency for the Company at this time, the Board resolved that the Company will hold an advisory vote on the compensation of named executive officers every year.

Proposal 6. Ratification of Selection of Independent Registered Public Accounting Firm

The stockholders ratified the selection of Ernst & Young LLP by the Audit Committee of the Board of Directors as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.  The votes were as follows:

For	Against	Abstain
32,714,925	2,329,985	275,511

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed herewith:

3.1 Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation
Date: June 2, 2017	By:	/s/ STEVEN N. GERSTEN
Steven N. Gersten
Vice President

EXHIBIT INDEX

Exhibit No.	Description

EX-3.1	Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation.